UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)
Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
SPRINKLR, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

29 West 35th Street
7th Floor
New York, New York 10001
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 16, 2022 at 10:00 a.m., Eastern Daylight Time
Dear Stockholder:
On behalf of our board of directors, I am pleased to invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Sprinklr, Inc., a Delaware corporation (referred to herein as “Sprinklr,” “we,” “us” or the “Company”), to be held virtually, via live audio webcast available at www.virtualshareholdermeeting.com/CXM2022, on Thursday, June 16, 2022 at 10:00 a.m., Eastern Daylight Time. We believe that hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the Annual Meeting. Further, we believe that the virtual meeting format is critical in light of the ongoing COVID-19 pandemic, as the safety of our employees, communities and stockholders is our first priority.
Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Using the instructions provided in the accompanying proxy statement, you will be able to attend, vote your shares and submit questions electronically during the Annual Meeting.
Our board of directors has fixed the close of business on April 19, 2022, as the record date (the “Record Date”) for the Annual Meeting. Only stockholders of record as of the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment, continuation or postponement thereof.
The Annual Meeting will be held for the following purposes:
1.	To elect two Class I directors, each to hold office until our Annual Meeting of Stockholders in 2025.
2.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023.
3.	To transact such other business as may properly come before the Annual Meeting and any adjournments, continuations or postponements thereof.
These items of business are more fully described in the accompanying proxy statement.
With respect to the election of the Class I directors, Carlos Dominguez has notified our board of directors that he will not stand for re-election as a director of the Company upon the expiration of his current term at the Annual Meeting. Mr. Dominguez played a crucial role in building Sprinklr as a key member of our executive team, and has served on our board of directors since 2011. We thank him for his years of tireless service and his many contributions in both capacities.
Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) instead of paper copies of this proxy statement and our annual report. On or about May 6, 2022, we expect to mail to our stockholders the Notice containing instructions on how to access our proxy statement and our annual report, including how to receive a paper copy of these materials by mail. The proxy statement and our annual report can be accessed directly online at www.proxyvote.com using the 16-digit control number located on the Notice, on your proxy card or in the instructions that accompanied your proxy, or on our investor relations website at investors.sprinklr.com.
Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the Internet, by telephone or by completing and returning a printed proxy card or vote instruction form, if you have received one, to ensure that your vote is counted. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.
Thank you for the continued trust you place in Sprinklr.
By Order of the Board of Directors,

Daniel Haley
General Counsel and Corporate Secretary
New York, New York
May 6, 2022

Website References
You also may access additional information about Sprinklr, Inc. at www.sprinklr.com and investors.sprinklr.com. References to our websites throughout this proxy statement are provided for convenience only and the content on our website does not constitute a part of this proxy statement.

Sprinklr, Inc.
35 West 35th Street
7th Floor
New York, New York 10001
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 16, 2022
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a Notice of Internet Availability of Proxy Materials (the “Notice”) regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders, including at any adjournments, continuations or postponements thereof (the “Annual Meeting”).
The Notice, this proxy statement, the proxy card or voting instruction form, and our annual report (collectively, the “Proxy Materials”) are available to stockholders on the Internet. The Notice will provide instructions as to how a stockholder of record may access and review the Proxy Materials on the website referred to in the Notice or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent by mail or email to the stockholder of record. The Notice also will provide voting instructions. Please note that, while our Proxy Materials are available at the website referenced in the Notice, and this proxy statement and annual report are available on our website, no other information contained on either website is incorporated by reference in, or considered to be a part of, this document.
We intend to mail the Notice on or about May 6, 2022 to all stockholders of record entitled to vote at the Annual Meeting. The Proxy Materials will be made available to stockholders on the Internet on the same date.
Will I receive any other proxy materials by mail?
You will not receive any additional Proxy Materials via mail unless you request a printed copy in accordance with the instructions set forth in the Notice. We may elect, in our discretion, to send you a proxy card and a second Notice on or after 10 calendar days have passed since our first mailing of the Notice.
How do I attend the Annual Meeting?
We will be hosting the Annual Meeting via live audio webcast only. You are entitled to attend the Annual Meeting if you were a stockholder of record as of the close of business on April 19, 2022 (the “Record Date”), or hold a valid proxy for the meeting. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/CXM2022. The Annual Meeting will start at 10:00 a.m., Eastern Daylight Time, on Thursday, June 16, 2022. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to enter the Annual Meeting, you will need the 16-digit control number, which is included in the Notice or on your proxy card if you are a stockholder of record, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares in “street name.” Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/CXM2022. We recommend that you log in a few minutes before 10:00 a.m., Eastern Daylight Time, to ensure that you are logged in when the Annual Meeting starts. The virtual meeting room will open 15 minutes before the start of the Annual Meeting.
How do I ask questions during the Annual Meeting?
We will hold a question and answer session immediately following the conclusion of the business to be conducted at the Annual Meeting. If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/CXM2022 using your 16-digit control number, type your question in the “Ask a Question” field and click “Submit.” Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. We will endeavor to answer as many questions related to the business of the Annual Meeting and that comply with our Annual Meeting Rules of Conduct as time permits. Our Annual Meeting Rules of Conduct will be available at www.virtualshareholdermeeting.com/CXM2022, and will include the following guidelines:
•	Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.
•	Please include your name and affiliation, if any, when submitting a question or comment.
•	Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.
•	Questions may be grouped by topic by our management.
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Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

•	Be respectful of your fellow stockholders and Annual Meeting participants.
•	No audio or video recordings of the Annual Meeting are permitted.
What if I have technical difficulties or trouble accessing the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/CXM2022.
Will a list of record stockholders as of the Record Date be available?
A list of our record stockholders as of the close of business on the Record Date will be made available to stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/CXM2022. In addition, for the 10 days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose during ordinary business hours at the offices of our corporate headquarters located at 29 West 35th Street, 7th Floor, New York, New York 10001.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 109,596,044 shares of Class A common stock and 148,215,330 shares of Class B common stock outstanding and entitled to vote.
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Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the Annual Meeting.

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Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If, on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are considered the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You also are invited to attend the Annual Meeting.
How many votes do I have?
Each holder of shares of our Class A common stock will have one vote per share of Class A common stock held as of the Record Date, and each holder of shares of our Class B common stock will have ten votes per share of Class B common stock held as of the Record Date. The holders of the shares of our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited.
What am I voting on?
There are two matters scheduled for a vote:
•	Proposal 1: To elect two Class I directors, each to hold office until our Annual Meeting of Stockholders in 2025; and
•	Proposal 2: To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023.
What if another matter is properly brought before the Annual Meeting?
Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the Internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the Internet, by telephone or by completing and returning a printed proxy card or vote instruction form, if you have received one, to ensure that your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.
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To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/CXM2022, starting at 10:00 a.m., Eastern Daylight Time, on Thursday, June 16, 2022. The webcast will open 15 minutes before the start of the Annual Meeting.

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To vote in advance of the Annual Meeting through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and 16-digit control number from the Notice or the printed proxy card. Your Internet vote must be received by 11:59 p.m., Eastern Daylight Time, on Wednesday, June 15, 2022 to be counted.

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To vote in advance of the Annual Meeting by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and 16-digit control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Daylight Time, on Wednesday, June 15, 2022 to be counted.

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To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must follow the instructions from your broker, bank, or other agent.
Internet voting during the Annual Meeting and/or Internet proxy voting in advance of the Annual Meeting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your vote instructions. Please be aware that you must bear any costs associated with your Internet access.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the Internet, by telephone, using a printed proxy card or vote instruction form, or online during the Annual Meeting.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote through the Internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors: “FOR” the election of each of the two nominees for director and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
If I am a beneficial owner of shares held in “street name” and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may vote your shares on Proposal 2. Your broker or nominee, however, may not vote your shares on Proposal 1 without your instructions. Such an event would result in a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. Please instruct your bank, broker or other agent to ensure that your vote will be counted.
If you a beneficial owner of shares held in street name and you do not plan to attend the Annual Meeting, in order to ensure that your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, then, yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:
•	Submit another properly completed proxy card with a later date.
•	Grant a subsequent proxy by telephone or through the Internet.
•	Send a timely written notice that you are revoking your proxy via email at ir@sprinklr.com.
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Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “FOR,” “WITHHOLD” and broker non-votes; and, with respect to the ratification of our independent registered public accounting firm, votes “FOR,” “AGAINST” and abstentions.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.
Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
1	To elect two Class I Directors	The two nominees receiving the most “FOR” votes will be elected; withheld votes will have no effect.	Not applicable	No effect

2	To ratify the selection by the audit committee of our board of directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023
Must receive “FOR” votes from the holders of shares representing a majority of the voting power of the shares of common stock present in person, by remote communication, if applicable, or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter.
			No effect	Not applicable
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares of common stock entitled to vote are present at the Annual Meeting by virtual attendance or represented by proxy. On the Record Date, there were 109,596,044 shares of our Class A common stock and 148,215,330 shares of our Class B common stock outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting power of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees also may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We also may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
When are stockholder proposals and director nominations due for next year’s annual meeting?
Requirements for stockholder proposals to be brought before an annual meeting.
Our amended and restated bylaws (“Bylaws”) provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Corporate Secretary at 29 West 35th Street, 7th Floor, New York, New York 10001.
To be timely for the 2023 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between February 16, 2023 and March 18, 2023; provided, that if the date of that annual meeting of stockholders is earlier than May 17, 2023 or later than July 16, 2023, you must give the required notice not earlier than the 120thday prior to the meeting date and not later than the 90th day prior to the meeting date or, if later than the 90th day prior to such meeting date, the tenth day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Secretary also must set forth the information required by our Bylaws.
Requirements for stockholder proposals to be considered for inclusion in our proxy materials.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the 2023 Annual Meeting of Stockholders must be received by us not later than January 6, 2022 in order to be considered for inclusion in our proxy materials for that meeting.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 17, 2023.

PROPOSAL 1

TO ELECT TWO CLASS I DIRECTORS
General
Our amended and restated certificate of incorporation provides for a classified board consisting of three classes of directors. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Sprinklr.
Our board of directors currently consists of nine members. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election. There are three directors in Class I whose term of office expires in 2022. Upon the recommendation of the nominating and corporate governance committee, our board of directors has nominated the following two individuals for election as directors at the Annual Meeting:
•	Matthew Jacobson
•	Ragy Thomas
Each of Messrs. Jacobson and Thomas is currently a member of our board of directors and has been nominated for re-election to serve as a Class I director. Each of these nominees has agreed to stand for re-election at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the Annual Meeting of Stockholders to be held in 2025 and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal.
Mr. Dominguez, a Class I director as of the date of this proxy statement, is not seeking re-election and his term will expire at the conclusion of the Annual Meeting. Our board of directors has approved a reduction in the number of directors constituting the board of directors from nine to eight, effective as of the close of the Annual Meeting.
Our board of directors seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, diversity and high-level management experience necessary to oversee and direct our business. To that end, our nominating and corporate governance committee has identified and evaluated nominees in the broader context of the board’s overall composition, with the goal of recruiting members who possess relevant expertise and experience upon which to be able to offer advice and guidance to management, have sufficient time to devote to the affairs of Sprinklr, demonstrate excellence in his or her field, have the ability to exercise sound business judgment, have experience as a board member or executive officer of another publicly held company and have the commitment to rigorously represent the long-term interests of our stockholders.
There are no arrangements or understandings between any director and other person pursuant to which such director was selected as a member of our board of directors, except for Mr. Wasim, who was selected pursuant to a contractual right held by H&F Splash Holdings IX, L.P. See “Transactions with Related Persons—H&F Letter Agreement” for more information. The biographies below under “Information Regarding Director Nominees and Current Directors” include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or director nominee that led the nominating and corporate governance committee to believe that that nominee should continue to serve on the board.

Vote Required
Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us.
Our Recommendation
Our board of directors recommends voting “FOR” each Class I Director nominee named above, each of whom shall serve until the Annual Meeting of Stockholders to be held in 2025 and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal.

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS
Our board of directors currently consists of nine members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election. Mr. Dominguez, a Class I director as of the date of this proxy statement, is not seeking re-election and his term will expire at the conclusion of the Annual Meeting. At that time, the size of the board of directors will be reduced from nine to eight directors.
The following table sets forth, for the Class I nominees and our other directors, their ages and position or office held with us as of the date of this proxy statement:
Name	Age	Position	Director Since
Class I director nominees for election at the 2022 Annual Meeting of Stockholders
Ragy Thomas	48	Founder, Chairman and Chief Executive Officer	2009
Matthew Jacobson	38	Director	2014
Class II directors continuing in office until the 2023 Annual Meeting of Stockholders
Neeraj Agrawal	49	Director	2011
Edwin Gillis	73	Director	2015
Yvette Kanouff	56	Director	2018
Class III directors continuing in office until the 2024 Annual Meeting of Stockholders
John Chambers	72	Director	2017
Eileen Schloss	68	Director	2022
Tarim Wasim	44	Director	2020
Class I director not continuing in office after the 2022 Annual Meeting of Stockholders
Carlos Dominguez(1)	63	Vice Chairman, Chief Evangelist and Director	2011
(1)	On April 19, 2022, Mr. Dominguez notified us of his decision not to stand for re-election to our board of directors at the Annual Meeting.
Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our board of directors to recommend them for board service.
Nominees for Election at the 2022 Annual Meeting of Stockholders
Ragy Thomas has been our Chief Executive Officer and Chairman of our board of directors since founding Sprinklr in September 2009. Previously, Mr. Thomas held various positions with Epsilon, a division of Alliance Data Systems Corp. now owned by Publicis Groupe, where he was most recently the president of interactive services from September 2006 to June 2008. From 2001 to 2005, Mr. Thomas also was the chief technology officer of Bigfoot Interactive, an email communications company acquired by Epsilon. Mr. Thomas earned an M.B.A. in Finance and Information Systems from the New York University Leonard N. Stern School of Business and a Computer Science Engineering degree from Pondicherry University in India. We believe that Mr. Thomas is qualified to serve as a member of our board of directors because of his experience building and leading businesses and his insight into corporate matters as our Founder, Chairman and Chief Executive Officer.
Matthew Jacobson has served as a member of our board of directors since December 2014, and previously served as a board observer from April 2014 through December 2014. He is a Partner at ICONIQ Capital and a General Partner at ICONIQ Growth, an investment firm where he has worked since September 2013 and sits on the firm’s executive, management and investment committees. Mr. Jacobson currently serves on the board of directors of the following publicly traded companies: Braze, Inc., Datadog, Inc., and GitLab Inc. Additionally, Mr. Jacobson serves on the boards of directors of a number of private technology companies, including Collibra NV, BambooHR LLC, RealtimeBoard Inc. dba Miro, Orca Security Ltd, and Relativity ODA LLC. Prior to joining ICONIQ Capital, Mr. Jacobson held operating roles at Groupon and investing roles at Battery Ventures and Technology Crossover Ventures, and he was an investment banker at Lehman Brothers. Mr. Jacobson received his B.S. in Economics with concentrations in Finance and Management from The Wharton School of the University of Pennsylvania. We believe that Mr. Jacobson is qualified to serve as a member of our board of directors because of his extensive experience in the venture capital and technology industries.

Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders
Neeraj Agrawal has served as a member of our board of directors since August 2011. Mr. Agrawal is a General Partner at Battery Ventures, a global technology-focused investment firm where he has worked since August 2000. Mr. Agrawal serves on the board of directors of Amplitude, Inc. and Braze, Inc. and he was previously a member of the boards of directors of Bazaarvoice, Inc., Coupa Software Incorporated, Marketo, Inc. and Wayfair, Inc. Mr. Agrawal also serves on the board of directors of several private technology companies, including Dataiku, Inc., Pendo, Inc., Tealium, Inc. and Workato, Inc. Mr. Agrawal holds a B.S. in Computer Science from Cornell University and an M.B.A. from Harvard Business School. We believe that Mr. Agrawal is qualified to serve as a director based on his extensive business experience in the software and web services industries, his experience in venture capital and his service as a director of various public and private companies.
Edwin Gillis has served as a member of our board of directors since November 2015. Mr. Gillis also has been a member of the board of directors of Teradyne, Inc. since October 2006, and he currently serves as audit committee chair. He previously served on the boards of directors of LogMeIn, Inc. from November 2007 to September 2020, Sophos Group PLC from October 2009 to September 2017 and Responsys, Inc. from March 2011 until it was acquired by Oracle Corporation in February 2014. His other board positions have included AppNexus, Bladelogic, EqualLogic, Endeca, Insidesales.com, Plex and Trizetto. Mr. Gillis also has held executive advisory and financial leadership roles at companies including Skype, Avaya Inc., Symantec Corporation (NortonLifeLock), Veritas Software Corporation, PTC Inc. and Lotus Development Corporation. He also was a certified public accountant and a partner at Coopers & Lybrand L.L.P. (now PricewaterhouseCoopers). Mr. Gillis received a B.A. in Government from Clark University, an M.A. in International Relations from the University of Southern California and an M.B.A. from the Harvard Business School. We believe that Mr. Gillis is qualified to serve as a director because of his financial and accounting expertise, as well as his extensive experience on public company boards of directors and as a senior executive of publicly held and private technology companies.
Yvette Kanouff has served as a member of our board of directors since August 2018. Ms. Kanouff also has been a Partner and the Chief Technology Officer of JC2 Ventures LLC since July 2019. She previously held various positions at Cisco Systems, Inc. from June 2014 to June 2019 and was most recently senior vice president and general manager of its service provider business. Prior to joining Cisco, Ms. Kanouff was Executive Vice President of Corporate Engineering and Technology at Cablevision Systems Corporation (Altice), president of SeaChange International and director of interactive technologies at Time Warner Cable. She holds a B.S. and M.S. in Mathematics from the University of Central Florida. We believe that Ms. Kanouff is qualified to serve as a member of our board of directors because she has more than 20 years of service provider, media and software experience.
Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders
John Chambers has served as a member of our board of directors since September 2017. He also is the Chief Executive Officer of JC2 Ventures, a venture firm that he founded in January 2018. Previously, Mr. Chambers spent more than 25 years at Cisco Systems, Inc., where he served as Chief Executive Officer from 1995 to July 2015 and Executive Chairman from July 2015 until December 2017, and where he currently holds the title of Chairman Emeritus. Mr. Chambers also is the Chairman of the US-India Strategic Partnership Forum (USISPF) and Global Ambassador of the French Tech, as appointed by President Emmanuel Macron of France. Mr. Chambers also currently serves on the board of directors of Bloom Energy Corporation. Mr. Chambers holds a B.S. in Business Administration and a J.D. from West Virginia University, as well as an M.B.A. in Finance and Management from Indiana University. We believe that Mr. Chambers is qualified to serve as a member of our board of directors because of his significant experience in the international technology industry and related public sector roles, including his leadership of a multinational technology conglomerate.
Eileen Schloss has served as a member of our board of directors since January 2022. Ms. Schloss has served as an Operations Advisor to Advent International Corporation since December 2019. Prior to joining Advent, Ms. Schloss was the Executive Vice President, Human Resources and Real Estate for Medidata Solutions, Inc. from 2012 to March 2017. Ms. Schloss also has served as Executive Vice President, Human Resources for Rovi Corporation from 2007 to 2012, and as Vice President, Administration for Caspian Networks, Inc. from 2002 to 2006. Ms. Schloss currently serves on the board of directors of Alteryx, Inc., where she is chair of the nominating and corporate governance committee and a member of the compensation committee, and CCC Intelligent Solutions, Inc., where she is chair of the compensation committee. Ms. Schloss holds a B.S. in Organizational Behavior from the University of

San Francisco and a M.S. in Technology Management from Pepperdine University. We believe that Ms. Schloss is qualified to serve as a member of our board of directors because of her extensive experience with acquisitions, divestitures, change initiatives, and compensation decisions.
Tarim Wasim has served as a member of our board of directors since October 2020. Mr. Wasim is a Partner at Hellman & Friedman LLC where he focuses on the software, Internet and services sectors. Mr. Wasim also serves as a member of the operating committee of Genesys Cloud Services and the boards of directors at Checkmarx Ltd., Curriculum Associates, LLC and Simplisafe, Inc. Mr. Wasim previously served on the boards of directors of Renaissance Learning, Inc., Internet Brands, Inc. and AlixPartners, LLP. Prior to joining Hellman & Friedman in 2005, Mr. Wasim was employed by Bain Capital and worked as a consultant at Bain & Company. He received an A.B in Engineering from Dartmouth College and an M.B.A. from the Harvard Business School. We believe that Mr. Wasim is qualified to serve as a member of our board of directors because of his extensive knowledge of the software sector, as well as his experience serving as a director of multiple Hellman & Friedman portfolio companies.
Non-Continuing Director
Carlos Dominguez has served as Vice Chairman of our board of directors and as our Chief Evangelist since December 2019 and as a member of our board of directors since September 2011. Mr. Dominguez previously served as our President from January 2015 until December 2019 and our Chief Operating Officer from February 2015 until May 2018. Previously, Mr. Dominguez served in a variety of roles at Cisco Systems, Inc. from March 1992 to January 2015, including most recently as a Senior Vice President in the office of the Chairman and Chief Executive Officer. Mr. Dominguez also serves on the boards of directors of the Hartford Financial Services Group, Inc. and PROS Holdings, Inc.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of Our Board of Directors
Our Class A common stock is listed on the New York Stock Exchange (“NYSE”). Under the NYSE listing standards, a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NYSE, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, and any of his or her family members, and Sprinklr, our senior management and our independent auditors, our board of directors has affirmatively determined that none of the directors other than Messrs. Dominguez and Thomas has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the directors is “independent” as that term is defined under the NYSE listing standards. In making those independence determinations, our board of directors took into account certain relationships and transactions that occurred in the ordinary course of business between Sprinklr and entities with which some of our directors are or have been affiliated. Mr. Dominguez is not independent due to his position as our Chief Evangelist and Mr. Thomas is not independent due to his position as our Chief Executive Officer.
Accordingly, a majority of our directors are independent, as required under applicable NYSE rules. In making this determination, our board of directors considered the applicable NYSE rules and the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including their beneficial ownership of our capital stock.
Board Leadership Structure
Our board of directors currently is chaired by Ragy Thomas, our Founder and Chief Executive Officer. Our board of directors also has appointed John Chambers as our lead independent director.
We believe that combining the positions of Chief Executive Officer and chair of the board of directors helps to ensure that the board and management act with a common purpose. In our view, separating the positions of Chief Executive Officer and board chair has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken our ability to develop and implement strategy. Instead, we believe that combining the positions of Chief Executive Officer and board chair provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, we believe that a combined Chief Executive Officer/board chair is better positioned to act as a bridge between management and the board, facilitating the regular flow of information. We also believe that it is advantageous to have a chair of the board of directors with an extensive history with, and knowledge of, our company (as is the case with Mr. Thomas) as compared to a relatively less informed independent chair.
Our board of directors appointed Mr. Chambers as the lead independent director to help reinforce the independence of the board of directors as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/board chair. In addition to the duties of all directors, the specific responsibilities of the lead independent director are to: (i) work with Mr. Thomas to develop and approve an appropriate meeting schedule for the board; (ii) work with Mr. Thomas to develop and approve board meeting agendas; (iii) provide Mr. Thomas feedback on the quality, quantity, and timeliness of the information provided to the board; (iv) develop the agenda and moderate executive sessions of the independent members of the board; (v) preside over board meetings when Mr. Thomas is not present or when the performance or compensation of Mr. Thomas or the board is discussed; (vi) act as principal liaison between the independent members of the board and Mr. Thomas; (vii) convene meetings of the independent directors as appropriate; (viii) be available for consultation and direct communication with stockholders as deemed appropriate; and (ix) perform other duties as the board may determine from time to time. As a result, we believe that the lead independent director can help ensure the effective independent functioning of the board of directors in its oversight responsibilities. In addition, we believe that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and Mr. Thomas, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of Mr. Thomas’s extensive history with, and knowledge of, our company, and because Mr. Chambers in his role as lead independent director is empowered to play a significant role in the board of directors’ leadership and in reinforcing the independence of the board of directors, we believe that it is advantageous to combine the positions of Chief Executive Officer and chair of the board of directors.
Role of the Board of Directors in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our company. For example, our board of directors has been closely monitoring the ongoing COVID-19 pandemic, its potential effects on our business, and risk mitigation strategies.
While our full board of directors has overall responsibility for risk oversight, it has delegated oversight of certain risks to its committees. Our audit committee monitors our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Furthermore, our audit committee oversees risks associated with information security, and regularly reviews with management our information security programs and assessment, management and mitigation of such risk. Further, our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our compensation committee monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our nominating and corporate governance committee oversees our major corporate governance risks, including through monitoring the effectiveness of our corporate governance guidelines.
At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security and privacy risks, and financial, tax and audit-related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and investment policy and practices.
Meetings of the Board of Directors and its Committees
Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met eight times during the fiscal year ended January 31, 2022. With respect to the committees of our board of directors, the audit committee met eight times during the fiscal year ended January 31, 2022, the compensation committee met seven times and the nominating and corporate governance committee met one time. During the fiscal year ended January 31, 2022, each director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which he or she served. We encourage our directors and nominees for director to attend our Annual Meeting of Stockholders.
Prior to the completion of our initial public offering (“IPO”) in June 2021, we did not have a policy regarding executive sessions. Following our IPO, as required by our Corporate Governance Guidelines and applicable NYSE listing standards, our independent, non-management directors will meet periodically in executive session at least twice per year and at such other times as the directors deem necessary or appropriate. Mr. Chambers, our lead independent director, will preside over the executive sessions and serve as the liaison between the independent directors and the Chief Executive Officer/board chair. In addition, each of our standing committees regularly meets at similar executive sessions, at which the respective committee chairs preside.
Information Regarding Committees of the Board of Directors
Our board of directors has established a standing audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. Our board of directors has adopted a written charter for each of our committees, each of which is available to stockholders on our investor relations website at investors.sprinklr.com.

The following table provides membership information for each of the standing committees of our board of directors:
Name	Audit	Compensation	Nominating and Corporate Governance
Neeraj Agrawal
John Chambers
Edwin Gillis
Matthew Jacobson
Yvette Kanouff(1)
Eileen Schloss(2)
Tarim Wasim
Financial Expert	Committee Chairperson	Committee Member
(1)	Ms. Kanouff served as a member of the compensation committee of our board of directors until March 10, 2022.
(2)
Ms. Schloss joined our board of directors on January 13, 2022 and was appointed to serve as a member of the compensation and nominating and corporate governance committees of our board of directors on March 10, 2022.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our board of directors has determined that each member of each standing committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.
Below is a description of each standing committee of our board of directors:
Audit Committee
Our audit committee consists of Messrs. Gillis, Jacobson and Wasim. Our board of directors has determined that each member satisfies the independence requirements under NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chair of our audit committee is Mr. Gillis, who our board of directors has determined is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.
The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:
•	helping our board of directors oversee our corporate accounting and financial reporting processes;
•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing related person transactions;

•	overseeing the scope, design, adequacy and effectiveness of our internal control over financial reporting and our disclosure controls and procedure; and
•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.
Report of the Audit Committee of the Board of Directors
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2022 with our management. The audit committee also has reviewed and discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The audit committee also has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with KPMG LLP the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 and filed with the SEC.
Sprinklr, Inc.
Audit Committee
Edwin Gillis, Chair
Matthew Jacobson
Tarim Wasim
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Sprinklr under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
Our compensation committee consists of Ms. Schloss and Messrs. Agrawal, Chambers and Wasim. The chair of our compensation committee is Mr. Wasim. Our board of directors has determined that each member is independent under NYSE listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:
•	reviewing and approving the compensation of our chief executive officer, other executive officers and senior management;
•	reviewing, evaluating and recommending to our board of directors succession plans for our executive officers;
•	reviewing and recommending to our board of directors the compensation paid to our directors;
•	administering our equity incentive plans and other benefit programs;
•
reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.
Compensation Committee Processes and Procedures
The compensation committee generally meets quarterly and with greater frequency if necessary. The compensation committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the chairperson of the compensation committee, in consultation with management.

The compensation committee meets regularly in executive session. From time to time, however, various members of management and other employees, as well as outside advisors or consultants, may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation.
The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of Sprinklr. In addition, under the charter, the compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and NYSE that bear upon the adviser’s independence, the compensation committee engaged Compensia, Inc. (“Compensia”) as compensation consultants. The compensation committee requested that Compensia:
•	evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and
•	assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.
As part of its engagement, Compensia was requested by the compensation committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Compensia ultimately developed recommendations that were presented to the compensation committee for its consideration.
Generally, the compensation committee’s process for determining executive compensation comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than our Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by our Chief Executive Officer. The evaluation of our Chief Executive Officer’s performance is conducted by the compensation committee, which determines any adjustments to his compensation, as well as awards to be granted. For all executives and directors, as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the compensation committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Compensation Committee Interlocks and Insider Participation
No member of our compensation committee currently is one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Mses. Kanouff and Schloss and Messrs. Agrawal and Chambers. The chair of our nominating and corporate governance committee is Mr. Agrawal. Our board of directors has determined that each member of the nominating and corporate governance committee is independent under NYSE listing standards.
Specific responsibilities of our nominating and corporate governance committee include:
•	identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by stockholders, to serve on our board of directors;

•	considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;
•	instituting plans or programs for the continuing education of our board of directors and orientation of new directors;
•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and
•	overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors.
The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements and being older than 21. The nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, experience as a board member or executive officer of another publicly held company, having a diverse personal background, perspective and experience, and having the commitment to rigorously represent the long-term interests of our stockholders. These qualifications may be modified from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of Sprinklr and the long-term interests of our stockholders. In conducting this assessment, the nominating and corporate governance committee typically considers diversity (including gender, ethnic background and country of origin), age, skills and other factors as it deems appropriate, given the current needs of the board of directors and our business, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to Sprinklr during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, our nominating and corporate governance committee also evaluates whether the nominee is independent for NYSE purposes, based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. Our nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our board of directors.
Our nominating and corporate governance committee will consider stockholder recommendations of director candidates, so long as they comply with applicable law and our Bylaws, which procedures are summarized below, and will review the qualifications of any such candidate in accordance with the criteria described in the two preceding paragraphs. Stockholders who wish to recommend individuals for consideration by our nominating and corporate governance committee to become nominees for election to our board of directors should do so by delivering a written recommendation to our nominating and corporate governance committee at 29 West 35th Street, 7th Floor, New York, New York 10001, Attention: Secretary, at least 120 days prior to the anniversary date of the mailing of our proxy statement for the preceding year’s annual meeting of stockholders. Submissions must include the specific information required in Article III, Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.
If, rather than submitting a candidate to the nominating and corporate governance committee for consideration, you wish to formally nominate a director pursuant to proxy materials that you will prepare and file with the SEC, please see the deadline described in “When are stockholder proposals and director nominations due for next year’s annual meeting?” above and refer to our Bylaws for a complete description of the required procedures for nominating a candidate to our board of directors.
Communications with Our Board of Directors
Our relationship with our stockholders is an important part of our corporate governance program. Engaging with stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our webcasts for quarterly earnings releases are open to all. These webcasts are available in real time and are archived on our website for a period of time.
Interested parties wishing to communicate with our board of directors or an individual director may do so by sending a written communication to the board of directors or such director c/o 29 West 35th Street, 7th Floor, New York, New York, New York 10001, Attention: Secretary. The Secretary will review each communication. The Secretary will forward such communication to the board of directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary will discard the communication or inform the proper authorities, as may be appropriate.
Code of Conduct and Ethics
Our board of directors has adopted the Sprinklr, Inc. Code of Conduct and Ethics that applies to all officers, directors and employees. The Code of Conduct and Ethics is available on our website at investors.sprinklr.com. If we make any substantive amendments to the Code of Conduct and Ethics or grant any waiver from a provision of the Code of Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website rather than by filing a Current Report on Form 8-K.
Corporate Governance Guidelines
Our board of directors has adopted the Sprinklr, Inc. Corporate Governance Guidelines for the conduct and operation of the board in order to give directors a flexible framework for effectively pursuing our objectives for the benefit of our stockholders. The Corporate Governance Guidelines set forth the practices that the board of directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation, management succession planning, board committees and director compensation. The Corporate Governance Guidelines may be viewed on our website at investors.sprinklr.com.
Hedging Policy
Our board of directors has adopted an insider trading policy, which prohibits hedging or monetization transactions with respect to our securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, our insider trading policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account and pledging our securities as collateral for a loan.

PROPOSAL 2
TO RATIFY THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The audit committee of our board of directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since 2015. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholders’ ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Sprinklr and our stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us by KPMG LLP for the periods set forth below.
	Fiscal Year Ended January 31,
	2022	2021
	(in thousands)
Audit Fees(1)	$1,922	$1,051
Audit-related Fees	—	—
Tax Fees(2)	137	263
All Other Fees	—	—
Total Fees	$2,059	$1,314
(1)
Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. The audit fees also include fees for professional services provided in connection with our IPO incurred during the fiscal year ended January 31, 2022, including comfort letters, consents, and review of documents filed with the SEC.

(2)	Tax fees consist of fees for domestic (federal, state and local) and international tax return preparation services, international withholding tax advice and tax consulting services.
All fees described above were pre-approved by the audit committee.
Pre-Approval Policies and Procedures
The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, KPMG LLP. The policy generally permits pre-approval of specified services in the defined categories of audit services, audit-related services, tax services and permitted non-audit services. Pre-approval also may be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but any pre-approval decision made pursuant to such delegation must be reported to the full audit committee at its next scheduled meeting.
The audit committee has determined that the rendering of services other than audit services by KPMG LLP is compatible with maintaining the principal accountant’s independence.
Vote Required
The affirmative vote of the holders of shares representing a majority of the voting power of the outstanding shares of common stock present by virtual attendance or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) at the Annual Meeting will be required to ratify the selection of KPMG LLP.
Our Recommendation
Our board of directors recommends that Stockholders vote “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023.

EXECUTIVE OFFICERS
The following table sets forth, for our executive officers, their ages and position held with us as of the date of this proxy statement:
Name	Age	Principal Position
Ragy Thomas	48	Founder, Chief Executive Officer and Director
Diane K. Adams	62	Chief Culture and Talent Officer
Daniel Haley	49	General Counsel and Corporate Secretary
Luca Lazzaron	54	Chief Revenue Officer
Manish Sarin	49	Chief Financial Officer
Pavitar Singh	37	Chief Technology Officer
Biographical information for Ragy Thomas is included above with the director biographies under the caption “Information Regarding Director Nominees and Current Directors.”
Diane K. Adams has served as our Chief Culture and Talent Officer since April 2018. Prior to joining Sprinklr, Ms. Adams served as the Chief Culture and Talent Officer at McGraw-Hill Education LLC, a provider of customized educational content, from November 2016 to March 2018 and the Chief People Officer at Qlik Technologies Inc., a business intelligence company, from June 2013 to October 2016. Earlier in her career, Ms. Adams served as EVP, Culture and Talent at Allscripts Healthcare Solutions, Inc., and as VP, Human Resources at Cisco Systems, Inc. Ms. Adams holds a B.B.A. from the University of North Carolina at Chapel Hill.
Daniel Haley has served as our General Counsel and Corporate Secretary since September 2019. Prior to joining us, Mr. Haley held various leadership roles at athenahealth, Inc. from August 2012 to June 2019, most recently serving as Senior Vice President, Chief Legal and Administrative Officer. He also was a partner at international law firm McDermott Will & Emery from January 2007 to July 2012 and held senior positions in a number of state political campaigns and federal political committees. Mr. Haley holds a B.A. in Political Science from Middlebury College and a J.D. from Harvard Law School.
Luca Lazzaron has served as our Chief Revenue Officer since October 2017. Mr. Lazzaron previously worked with Fuze, Inc., a unified communications company, as a Senior Advisor from January 2017 to January 2018 and as a Senior Vice President of International Operations from September 2015 to January 2017. Prior to this, Mr. Lazzaron worked with a number of international technology companies, including PTC Inc., GeoTel Communications, BladeLogic (now BMC Software, Inc.) and Cisco Systems, Inc. His experience includes both scaling rapid growth startups and building sales disciplined teams globally, and he has experience with acquisitions and initial public offerings from GeoTel Communications and BladeLogic. Mr. Lazzaron holds a degree in Economia Aziendale (Business and Managerial Economics) from Università Ca’ Foscari Venezia in Italy.
Manish Sarin has served as our Chief Financial Officer since January 2022. Prior to joining Sprinklr, Mr. Manish was the Chief Financial Officer of Exabeam, Inc. from October 2018 to November 2021. Prior to that, he served as the Executive Vice President of Finance at Proofpoint, Inc. from October 2012 to September 2018. Earlier in his career, Mr. Sarin advised technology companies on corporate finance matters while serving at Merrill Lynch and J.P. Morgan. Mr. Manish holds a degree in Computer Science from the Indian Institute of Technology (Banaras Hindu University) and an M.B.A. from Columbia Business School.
Pavitar Singh has served as our Chief Technology Officer since January 2016. Mr. Singh previously served as our Vice President of Product Development from January 2014 to December 2015 and the Director of Research and Development from April 2012 to December 2013. Mr. Singh holds a Bachelor of Technology (Information and Communication Technology) from Dhirubhai Ambani Institute of Information and Communication Technology and a Post-Graduate Diploma in Management from the Management Development Institute of Gurgaon in India.

EXECUTIVE COMPENSATION
Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers, for the fiscal year ended January 31, 2022 were:
•	Ragy Thomas, our Founder, Chairman and Chief Executive Officer;
•	Luca Lazzaron, our Chief Revenue Officer; and
•	Pavitar Singh, our Chief Technology Officer.
Summary Compensation Table
The following table sets forth information for each of the last two fiscal years ended January 31, 2022 and 2021 regarding compensation awarded to or paid to, or earned by, our named executive officers.
Name and Principal Position	Year	Salary ($)(1)(2)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Compensation ($)(4)(2)	All Other Compensation ($)(5)	Total ($)
Ragy Thomas Founder, Chairman and Chief Executive Officer	2022	470,000	—	—	—	560,240	500	1,030,740
	2021	455,000	—	639,000	3,333,000	728,066	500	5,155,566

Luca Lazzaron Chief Revenue Officer	2022	477,752	—	—	—	512,498	—	990,250
	2021	459,200	580,945	532,500	2,871,000	649,600	—	5,093,245

Pavitar Singh(6) Chief Technology Officer	2022	438,339	—	—	—	470,250	—	908,589
(1)
Pursuant to the Salary for Stock Exchange Program (the “Exchange Program”), Messrs. Thomas and Lazzaron elected to forgo $76,250 and $62,128, respectively, in exchange for shares of our Class A common stock at a value substantially equal to the amount of such foregone salary. See the section titled “—Narrative to the Summary Compensation Table—Annual Base Salary” below for additional information about the Exchange Program.

(2)
The base salary and non-equity incentive plan compensation for Mr. Lazzaron for fiscal 2022 reflect the conversion from CHF to USD using the exchange rates of CHF1 to USD1.0858 as of January 31, 2022. The base salary and non-equity incentive plan compensation for Mr. Singh for fiscal 2022 reflects the conversion from AED1 to USD using the exchange rate of AED1 to USD0.27226 as of January 31, 2022.

(3)
Amounts reported represent the aggregate grant date fair value of the stock awards and stock option awards to our named executive officers during the years presented, calculated in accordance with the FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation. The assumptions used in calculating the grant date fair value of the stock awards and stock options reported in these columns are set forth in Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2022. This amount does not reflect the actual economic value that may be realized by the named executive officer.

(4)
The amounts reported in this column represent annual performance-based bonuses earned based on the achievement of company and individual performance goals and other factors deemed relevant by our Board and Compensation Committee. See the section titled “—Narrative to the Summary Compensation Table—Non-Equity Incentive Plan Compensation” below for additional information.

(5)	Amount reported for fiscal 2022 reflects 401(k) match paid by us to Mr. Thomas.
(6)	Mr. Singh was not a named executive officer for fiscal 2021 and, as a result, his compensation information for that year has been omitted.
Narrative to the Summary Compensation Table
Annual Base Salary
The base salary of our named executive officers is generally determined and approved by our board of directors in connection with the commencement of employment of the named executive officer and may be adjusted from time to time thereafter as the board of directors determines appropriate. The fiscal 2022 annual base salaries for Messrs. Thomas, Lazzaron and Singh was $470,000, CHF440,000 and AED1,610,000, respectively. Effective April 1, 2022, the base salaries for Messrs. Thomas, Lazzaron and Singh were increased to $550,000, CHF462,000 and AED1,690,500, respectively.

In May 2020, employees, including our named executive officers, were provided an opportunity to participate in the Exchange Program. Each participant was permitted to make an irrevocable election to invest between 10% and 25% of their base salary during the program period, which ran from June 1, 2020 through May 31, 2021. The deferred salary was converted into shares of our Class A common stock in June 2021, based on the lower price on either June 1, 2020 or May 31, 2021.
Non-Equity Incentive Plan Compensation
Our compensation committee adopted a senior executive bonus plan (the “Bonus Plan”) in September 2020. The Bonus Plan generally provides our eligible executives, including or named executive officers, an opportunity to earn annual cash bonus payments contingent upon the attainment of certain performance targets as established by our compensation committee. Eligible executives are assigned a portion of the total bonus pool, with the total bonus pool determined by our compensation committee based on achievement of EBITDA (weighted at 20%) and “net new ARR bookings” (as defined in the Bonus Plan, weighted at 80%). The funding of the bonus pool, as a percentage of the target bonus pool, is the “corporate funding factor.” Aggregate bonus payout under the Bonus Plan is capped at the lesser of the funding of the bonus pool or 160% of the target bonus pool. Each executive’s bonus amount is determined based on multiplying base salary times individual target bonus times the corporate funding factor. For fiscal 2022, the performance period commenced on February 1, 2021 and ended January 31, 2022. The fiscal 2022 target bonus for each of Mr. Thomas, Mr. Lazzaron and Mr. Singh was 100%, 90% and 90% of their annual base salary, respectively.
In March 2022, our compensation committee determined that we achieved the performance targets at 119.2% for fiscal 2022 and approved the bonus payments to each of Messrs. Thomas, Lazzaron and Singh as reflected in the “Non-Equity Incentive Plan” column of the Summary Compensation Table above.
Equity-Based Incentive Awards
Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. To date, we have used stock option grants and restricted stock unit (“RSU”) awards for this purpose because we believe that they are an effective means by which to align the long-term interests of our executive officers with those of our stockholders. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees. Grants to our executives and other employees are made at the discretion of our board of directors.
Prior to our IPO, all of the stock options we granted were made pursuant to our 2011 Equity Incentive Plan (the “2011 Plan”). Following our IPO, all of the equity incentive awards have been and will be granted under the terms of our 2021 Equity Incentive Plan (the “2021 Plan”). The material terms of the equity awards granted to our named executive officers prior to January 31, 2022 are set forth in the section titled “Outstanding Equity Awards as of January 31, 2022.”
In April 2022, we approved grants of RSU awards to our executive officers, including awards of 500,000 RSUs to Mr. Thomas, 250,000 RSUs to Mr. Lazzaron and 250,000 RSUs to Mr. Singh. The RSU awards vest with respect to 25% of the shares underlying the RSU award on March 15, 2023, with the remaining shares vesting in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service to us as of each such date.

Outstanding Equity Awards as of January 31, 2022
The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of January 31, 2022.
		Option Awards				Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Ragy Thomas	03/18/2019	2,061,006	257,626(2)	4.25	03/18/2029	—	—	—	—
	03/18/2019	—	2,318,632(3)	4.25	03/18/2029	—	—	—	—
	03/18/2019	2,318,632	—	4.25	03/18/2029	—	—	—	—
	03/18/2019	2,318,632	—	4.25	03/18/2029	—	—	—	—
	03/11/2020	263,542	311,458(4)	4.93	03/11/2030	—	—	—	—
	01/28/2021	120,000	480,000(5)	7.68	01/28/2031	—	—	—	—
	01/28/2021	—	—	—	—	48,000(6)	540,000	—	—
	01/28/2021	—	—	—	—	—	—	120,000(7)	1,350,000

Luca Lazzaron	02/07/2018	95,833	4,167(4)	3.73	02/17/2028	—	—	—	—
	08/14/2018	118,750	43,750(4)	4.10	08/14/2028	—	—	—	—
	03/18/2019	120,000	100,000(4)	4.25	03/18/2029	—	—	—	—
	03/11/2020	240,625	284,375(4)	4.93	03/11/2030	—	—	—	—
	01/28/2021	100,000	400,000(5)	7.68	01/28/2031	—	—	—	—
	01/28/2021	—	—	—	—	40,000(6)	450,000	—	—
	01/28/2021	—	—	—	—	—	—	100,000(8)	1,125,000

Pavitar Singh	02/07/2018	150,000	12,500(4)	3.73	02/17/2028	—	—	—	—
	03/18/2019	75,000	100,000(4)	4.25	03/18/2029	—	—	—	—
	03/11/2020	131,250	284,375(4)	4.93	03/11/2030	—	—	—	—
	01/28/2021	100,000	400,000(5)	7.68	01/28/2031	—	—	—	—
	01/28/2021	—	—	—	—	40,000(6)	450,000	—	—
	01/28/2021	—	—	—	—	—	—	100,000(8)	1,125,000
(1)	Market value is calculated based on the closing price of our Class A common stock on January 31, 2022, which was $11.25, as reported on the NYSE.
(2)
33 1/3% of the shares underlying this option vested on the first anniversary of the grant date, with the remaining shares vesting in 24 equal monthly installments thereafter, subject to Mr. Thomas’s continued service to us as of each such date.

(3)
100% of the shares underlying the option shall vest in the event that the price of our Class A common stock closes on the NYSE at an average price of $27 per share over thirty consecutive trading days; provided, that no portion of this option will become exercisable after the date on which Mr. Thomas’s employment with the company as Chief Executive Officer terminates.

(4)
25% of the shares underlying this option vested on the first anniversary of the grant date, with the remaining shares vesting in 36 equal monthly installments thereafter on the first day of each month, subject to the named executive officer’s continued service to us as of each such date.

(5)
20% of the shares underlying this option vest on the first anniversary of the grant date with the remaining shares vesting in 48 equal monthly installments thereafter on the first day of each month, subject to the named executive officer’s continued service to us as of each such date.

(6)
20% of the shares underlying this RSU award vested on the first anniversary of the grant date with the remaining shares vesting in 16 equal quarterly installments thereafter, subject to the named executive officer’s continued service to us as of each such date

(7)
This performance stock unit (“PSU”) award representing 660,000 shares of our Class A common stock must meet a service-based condition and a stock-valuation condition in order to vest. The service-based condition was satisfied with respect to 20% of the shares underlying the PSU awards on January 28, 2022, with the remaining shares vesting in 16 equal quarterly installments thereafter, subject to Mr. Thomas’s continued services to us as of each such date. The stock-valuation condition is satisfied upon the achievement of the following stock price thresholds during the named executive officer’s continuous services to us: (a) 120,000 PSUs will vest upon our Class A common stock trading at each of $30, $40 and $50, as measured on a 45-day weighted-average trading price on the NYSE, and (b) 60,000 PSUs will vest upon our Class A common stock trading at each of $60, $70, $80, $90 and $100, as measured on a 45-day weighted-average trading price on the NYSE. In the event of the Mr. Thomas’s involuntary termination either by us without “cause” (and not due to death or “disability”) or by Mr. Thomas for “good reason” (in each case, as defined in the applicable PSU award agreements), in either case, during the period beginning three months prior to and ending on the first anniversary of the effective date of a specified change-in-control transaction, the PSUs will vest to the extent the stock-valuation condition was met as a result of the change-in-control transaction. The number of shares subject to Mr. Thomas’s PSU award assumes threshold achievement, with the stock-valuation condition deemed satisfied as to the $30 price hurdle only.
(8)
These PSU awards, each representing 550,000 shares of our Class A common stock, must meet a service-based condition and a stock-valuation condition in order to vest. The service-based condition was satisfied with respect to 20% of the shares underlying the PSU awards on January 28, 2022, with the remaining shares vesting in 16 equal quarterly installments thereafter, subject to the named executive officer’s continued services to us as of each such date. The stock-valuation condition is satisfied upon the achievement of the following stock price thresholds during the named executive officer’s continuous services to us: (a) 100,000 PSUs will vest upon our Class A common stock trading at each of $30, $40 and $50, as measured on a 45-day weighted-average trading price on the NYSE, and (b) 50,000 PSUs will vest upon our Class A common stock trading at each of $60, $70, $80, $90 and $100, as measured on a 45-day weighted-average trading price on the NYSE. In the event of the named executive officer’s involuntary termination either by us without “cause” (and not due to death or “disability”) or by the named executive officer for “good reason” (in each case, as defined in the applicable PSU award agreements), in either case, during the period beginning three months prior to and ending on the first anniversary of the effective date of a specified change-in-control transaction, the PSUs will vest to the extent the stock-valuation condition was met as a result of the change-in-control transaction. The number of shares subject to each named executive officer’s PSU award assumes threshold achievement, with the stock-valuation condition deemed satisfied as to the $30 price hurdle only.

Employment Arrangements
We have entered into offer letters with each of our named executive officers, the terms of which are described below. Each of our named executive officers is employed at-will. Each of our named executive officers also has executed our standard form of proprietary information and inventions agreement.
Ragy Thomas
Ragy Thomas, our Founder, Chairman and Chief Executive Officer, entered into an offer letter with us, effective September 14, 2011, which was amended and restated in June 2021 (the “Thomas Offer Letter”). Pursuant to the Thomas Offer Letter, Mr. Thomas is eligible for all standard employee benefits generally available to our employees. Mr. Thomas also is eligible to participate in our Bonus Plan and to receive certain severance benefits, described under “Potential Payments Upon Termination or change in Control” below.
Luca Lazzaron
Luca Lazzaron, our Chief Revenue Officer, entered into an offer letter with us, effective September 29, 2017, which was subsequently amended on August 28, 2019 (the “Lazzaron Offer Letter”). Pursuant to the Lazzaron Offer Letter, Mr. Lazzaron is eligible for all standard employee benefits generally available to our employees. Pursuant to the Lazzaron Offer Letter, Mr. Lazzaron was entitled to certain severance benefits, which were superseded by our Severance Plan, described under “—Potential Payments Upon Termination or Change in Control” below.
Pavitar Singh
Pavitar Singh, our Chief Technology Officer, entered into an offer letter with us, effective September 20, 2018, which was subsequently amended on August 28, 2019 (the “Singh Offer Letter”). Pursuant to the Singh Offer Letter, Mr. Singh is eligible for all standard employee benefits generally available to our employees. Mr. Singh is eligible to participate in our Bonus Plan. Pursuant to the Singh Offer Letter, Mr. Singh is entitled to certain severance benefits, described under “—Potential Payments Upon Termination or Change in Control” below.
Potential Payments Upon Termination or Change in Control
Severance and Change in Control Plan
In May 2019, our board of directors approved the following change of control and severance benefits for our named executive officers and other key employees (collectively, “participants”), pursuant to a Severance and Change in Control Plan (our “Severance Plan”). Regardless of the manner in which a named executive officer’s service terminates, each named executive officer is entitled to receive amounts earned during his term of service, including unpaid salary and unused vacation.

The Severance Plan provides that if we terminate a named executive officer’s employment outside of the period beginning 3 months prior to and ending 12 months after a “change in control” (as defined in the Severance Plan) (such period, the “change in control period”) other than for “cause” (as generally defined in the Severance Plan), death or disability, the executive officer will receive the following:
•	9 months’ base salary (12 months for Mr. Thomas) payable in accordance with the company’s payroll frequency;
•	a lump sum pro rata payment of the executive’s target annual bonus for the year of termination; and
•	subsidized COBRA continuation coverage for up to 9 months (12 months for Mr. Thomas).
The Severance Plan provides that if an executive officer’s employment is terminated during the change in control period either by us other than for cause, death or disability or by the executive officer due to a “constructive termination” (as defined within the officer’s participation agreement), the executive officer will receive the following:
•	a lump sum payment equal to 12 months’ base salary (18 months for Mr. Thomas);
•	a lump sum equal to 100% of the executive’s target annual bonus for the year of termination (150% for Mr. Thomas);
•	100% acceleration of unvested time-based equity awards; and
•	subsidized COBRA continuation coverage for up to 12 months (18 months for Mr. Thomas).
Any performance vested equity awards will be subject to the terms and conditions of the award agreements for such vested performance awards.
The Severance Plan provides that if any payments or benefits received by a participant under the Severance Plan or otherwise would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) and be subject to excise taxes imposed by Section 4999 of the Code, such amount will either be delivered in full or reduced so as not to be subject to excise taxation, whichever amount is higher. The Severance Plan does not require us to provide any tax gross-ups.
To receive the severance described above, the participant must sign and not revoke our standard separation agreement and release of claims within the timeframe that is set forth in the Severance Plan.
Health and Welfare and Retirement Benefits; Perquisites
All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees.
401(k) Plan
Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Code. We may make discretionary matching contributions for the plan year ending December 31st, based on employee deferrals for the plan year. For the 2021 plan year, we made a matching contribution equal to 50% of a participant’s deferral up to 4% of such person's compensation (a maximum of 2% of compensation), subject to a $500 maximum. Beginning in the 2022 plan year, we will make a matching contribution equal to 30% of a participant's eligible compensation up to the first 4% of such person’s elected deferral, with no annual cap. We may choose to increase the maximum matching contribution to $1,000. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Indemnification Matters
Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
•	any breach of the director’s duty of loyalty to the corporation or its stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.
Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our Bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our Bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers, and other employees as determined by our board of directors. With certain exceptions, these agreements provide for indemnification for related expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions in our amended and restated certificate of incorporation and Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They also may reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
Our board of directors adopted a non-employee director compensation policy in May 2021 that is applicable to all of our non-employee directors. This non-employee director compensation policy provides that each non-employee director will receive the following compensation for service on our board of directors:
•
Initial Grants: For each newly appointed or elected director, an initial grant of RSUs with a grant-date value of $235,000, which, subject to continuous service, will vest in full on the first anniversary of the grant date.

•
Annual Grants: On the date of each annual stockholder meeting, an annual grant of RSUs with a grant-date value of $235,000, which, subject to continuous service through the vesting date, will vest in full on the earlier of the first anniversary of the grant date or the day prior to the date of our next annual stockholder meeting (provided that with respect to a non-employee director who was first elected or appointed to our board of directors on a date other than the date of our annual stockholder meeting, upon the first annual stockholder meeting following such non-employee director’s first joining the board of directors, such non-employee director’s first such annual grant will be prorated to reflect the time between such election or appointment date and the date of such first annual stockholder meeting).

•
Leadership Grants: On the date of each annual stockholder meeting, each non-employee director who serves in the leadership position(s) below following such meeting will be granted RSUs with the grant-date value indicated below, which will vest in full on the earlier of the first anniversary of the grant date or the day prior to the date of our next annual stockholder meeting.

Lead independent director	$100,000
Chair of the audit committee	$20,000
Chair of the compensation committee	$14,000
Chair of the nominating and corporate governance committee	$8,000
Each of the grants described above will be granted under our 2021 Plan. Each such RSU award will vest in full if we undergo a change in control prior to the termination of such non-employee director’s continuous service.
Notwithstanding the foregoing, any member of our board of directors that is entitled to the above compensation may elect to forego all or a portion of such compensation from time to time by giving notice to our General Counsel.
Non-Employee Director Compensation Table
The following table sets forth information regarding compensation earned by or paid to our non-employee directors for the fiscal year ended January 31, 2022. Ragy Thomas, our Founder and Chief Executive Officer, and Carlos Dominguez, our Chief Evangelist, also are members of our board of directors, but do not receive any additional compensation for their service as directors. See the section titled “Executive Compensation” for more information regarding the compensation earned by Mr. Thomas.
Name	Stock Awards ($)(1)(2)	Total ($)
Neeraj Agrawal	262,686	262,686
John Chambers	362,141	362,141
Edwin Gillis	275,647	275,647
Matthew Jacobson(3)	—	—
Yvette Kanouff	254,039	254,039
Eileen Schloss(4)	234,996	234,996
Tarim Wasim(5)	—	—
(1)
Amounts reported represent the aggregate grant date fair value of RSU awards granted to our directors during fiscal 2022 under our 2021 Plan, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2022. This amount does not reflect the actual economic value that may be realized by the non-employee director.

(2)	As of January 31, 2022, the aggregate number of shares underlying outstanding RSU awards and stock options held by each of our non-employee directors was as follows:
Name	Number of Shares Underlying RSUs	Number of Shares Underlying Options
Neeraj Agrawal	12,789	—
John Chambers	17,631	1,425,000
Edwin Gillis	13,420	250,000
Matthew Jacobson	—	—
Yvette Kanouff	12,368	300,000
Eileen Schloss(4)	17,128	45,000
Tarim Wasim	—	—
(3)	Mr. Jacobson elected to waive all rights to any compensation payable to him for his services as a member of our board of directors.
(4)
Ms. Schloss joined our board of directors in January 2022. From 2017 to 2019, Ms. Schloss served as a consultant to Sprinklr, pursuant to which she received as compensation options to purchase our common stock. The outstanding options held by Ms. Schloss are set forth above in footnote 2.

(5)	Mr. Wasim elected to waive all rights to any compensation payable to him for his services as a member of our board of directors.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of January 31, 2022. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(3)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity plans approved by stockholders:
2011 Equity Incentive Plan(1)	50,387,047	$5.77	—
2021 Equity Incentive Plan	1,374,470	—	26,043,9794)
2021 Employee Stock Purchase Plan	—	—	7,109,340(5)
Equity plans not approved by stockholders	—	—	—
Total	51,761,517		33,153,319
(1)	Following the adoption of the 2021 Plan, no additional equity awards have been or will be granted under the 2011 Plan.
(2)
Does not include future rights to purchase Class A common stock under our 2021 Employee Stock Purchase Plan (“ESPP”), which depend on a number of factors described in our ESPP and will not be determined until the end of the applicable purchase period.

(3)	The weighted-average exercise price excludes any outstanding restricted stock unit awards, which have no exercise price.
(4)
Stock options or other stock awards granted under the 2011 Plan that are forfeited, terminated, expired or repurchased become available for issuance under the 2021 Plan. The 2021 Plan provides that the total number of shares of our Class A common stock reserved for issuance thereunder will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 5.0% of the total number of shares of capital stock outstanding on December 31st of the preceding year; or such lesser number of shares of Class A common stock as determined by our board of directors prior to January 1st of a given year. Accordingly, on January 1, 2022, the number of shares of Class A common stock available for issuance under the 2021 Plan increased by 12,813,464 shares pursuant to this provision.

(5)
The ESPP provides that the total number of shares of our Class A common stock reserved for issuance thereunder will automatically increase on January 1st of each year for a period of up to ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 1.0% of the total number of shares of capital stock outstanding on December 31st of the preceding year, and (ii) 15,300,000 shares of Class A common stock; or such lesser number of shares of Class A common stock as determined by our board of directors prior to January 1st of a given year. Accordingly, on January 1, 2022, the number of shares of Class A common stock available for issuance under the ESPP increased by 2,562,692 shares pursuant to this provision.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of April 19, 2022 by:
•	each of our named executive officers;
•	each of our directors;
•	all of our executive officers and directors as a group; and
•	each person or entity known by us to be beneficial owners of more than five percent of our Class A common stock or Class B common stock.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 109,596,044 shares of Class A common stock and 148,215,330 shares of Class B common stock outstanding as of April 19, 2022. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options or RSUs held by the person that are currently exercisable, or exercisable or would vest based on service-based vesting conditions, as applicable, within 60 days of April 19, 2022. Except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Sprinklr, Inc., 29 West 35th Street, 7th Floor, New York, New York 10001.
	Beneficial Ownership
	Class A Common Stock		Class B Common Stock		% of Total Voting Power†
Beneficial Owner	Number of Shares	%	Number of Shares	%
5% Stockholders:
Entities associated with Hellman & Friedman LLC(1)	10,861,506	9.9	58,089,960	38.5	36.6
Ragy Thomas(2)	38,661	*	59,346,892	38.1	35.6
Entities associated with Battery Ventures(3)	23,137,036	21.1	22,063,304	14.9	15.3
Entities associated with Sixth Street Partners(4)	—	—	9,694,004	6.5	6.1
Entities associated with ICONIQ Strategic Partners(5)	16,808,825	15.3	—	—	1.1
Entities associated with 12 West Capital(6)	5,820,639	5.3	—	—	*
Directors and Named Executive Officers:
Ragy Thomas(2)	38,661	*	59,346,892	38.1	35.6
Luca Lazzaron(7)	278,148	*	811,595	*	*
Pavitar Singh(8)	40,329	*	1,396,941	*	*
Neeraj Agrawal(3)	23,149,825	21.1	22,063,304	14.9	15.3
John Chambers(9)	17,631	*	1,754,499	1.2	1.1
Carlos Dominguez(10)	—	—	2,353,789	1.6	1.5
Edwin Gillis(11)	13,420	*	181,250	*	*
Matthew Jacobson	—	—	—	—	—
Yvette Kanouff(12)	12,368	*	287,500	*	*
Eileen Schloss(13)	16,700	*	45,000	—	—
Tarim Wasim	—	—	—	—	—
All executive officers and directors as a group (14 persons)(14)	23,597,396	21.5	89,204,559	55.8	53.6
*	Less than one percent.

†
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.

(1)
Consists of (a) 10,861,506 shares of Class A common stock, (b) 55,589,960 shares of Class B common stock and (c) 2,500,000 shares of Class B common stock issuable upon the exercise of a warrant, in each case, held by H&F Splash Holdings IX, L.P. (“H&F Splash Holdings IX”). H&F Splash Holdings IX GP, LLC (“GPLLC”) is the general partner of H&F Splash Holdings IX. Hellman & Friedman Capital Partners IX, L.P. (“HFCP IX”) is the controlling member of GPLLC. Hellman & Friedman Investors IX, L.P. (“H&F Investors IX”) is the general partner of HFCP IX. H&F Corporate Investors IX, Ltd. (“H&F IX”) is the general partner of H&F Investors IX. Voting and investment determinations with respect to the shares held by H&F Splash Holdings IX are made by the three member board of directors of H&F IX, which consists of Philip U. Hammarskjold, David R. Tunnell and Allen R. Thorpe, and each of the members of the board of directors of H&F IX disclaims beneficial ownership of such shares. The address of each entity named in this footnote is c/o Hellman & Friedman LLC, 415 Mission Street, Suite 5700, San Francisco, California 94105.

(2)
Consists of (a)(i) 38,661 shares of Class A common stock, (ii) 27,376,938 shares of Class B common stock, (iii) 7,439,333 shares of Class B common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 19, 2022, and (iv) 3,000 shares of Class B common stock issuable upon the settlement of RSUs that will vest within 60 days of April 19, 2022, in each case, held by Mr. Thomas, (b) 8,129,863 shares of Class B common stock held by the Thomas 2014 Family Trust, of which Mr. Thomas is a trustee (c) 13,106,677 shares of Class B common stock held by the Thomas Family 2017 Irrevocable Trust, of which Mr. Thomas is a trustee, (d) 2,791,081 shares of Class B common stock held by the RT 2019 Grantor Retained Annuity Trust, of which Mr. Thomas is a trustee, and (e) 500,000 shares of Class B common stock held by Neelu Paul, Trustee of the RT 2021 Grantor Retained Annuity Trust, dated June 8, 2021, of which Mr. Thomas is a trustee.

(3)
Consists (a)(i) 205,335 shares of Class A common stock and (ii) 205,335 shares of Class B common stock held by Battery Investment Partners IX, LLC (“BIP IX”), (b)(i) 2,180,664 shares of Class A common stock and (ii) 1,203,568 shares of B common stock held by Battery Investment Partners Select Fund I, L.P. (“BIP Select I”), (c)(i) 20,535,367 shares of Class A common stock and (ii) 20,535,367 shares of B common stock held by Battery Ventures IX, L.P. (“BV IX”), (d)(i) 215,670 shares of Class A common stock and (ii) 119,034 shares of Class B common stock held by Battery Ventures Select Fund I, L.P. (“BV Select I”) and (e) with respect to Neeraj Agrawal only, 12,789 shares of Class A common stock issuable upon the settlement of RSUs held by Mr. Agrawal that will vest within 60 days of April 19, 2022. The sole managing member of BIP IX is Battery Partners IX, LLC (“BP IX”). The sole general partner of BV IX is BP IX. The sole general partner of BIP Select I is Battery Partners Select Fund I GP, LLC (“BP Select I GP”). The sole general partner of BV Select I is Battery Partners Select Fund I, L.P. whose sole general partner is BP Select I GP. BPIX’s and BP Select I GP’s investment adviser is Battery Management Corp. (together with BP IX and BP Select I GP, the “Battery Companies”). The managing members and officers of the Battery Companies who share voting and dispositive power with respect to such shares are Neeraj Agrawal, Michael Brown, Morad Elhafed, Jesse Feldman, Russell Fleischer, Roger Lee, Itzik Parnafes, Chelsea Stoner, Dharmesh Thakker, R. David Tabors and Scott Tobin. Each of the foregoing persons disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest therein. The address of each of these entities named in this footnote is One Marina Park Drive, Suite 1100, Boston, Massachusetts 02210.

(4)
Consists of (a) 9,209,304 shares of Class B common stock held Palette Investments, LLC and (b) 484,700 shares of Class B common stock held by Sixth Street Specialty Lending, Inc. I (“SLX”). Sixth Street Partners Management Company, L.P. (“Sixth Street Management Company”) ultimately indirectly controls (1) Sixth Street Opportunities GenPar IV, L.P., which is the manager of Palette IV Holdings, LLC; and (2) Sixth Street Capital Solutions GenPar, L.P., which is the manager of TCS Finance (A), LLC, and TCS Finance 1, LLC, a Delaware limited liability company. Each of (i) Palette IV Holdings, LLC, (ii) TCS Finance (A), LLC, and (iii) TCS Finance 1, LLC own Palette Investments, LLC. Alan Waxman is the CEO and Managing Partner of TSSP Holdco Management, LLC (“TSSP Holdco Management”). TSSP Holdco Management is managed by a board of directors, which is currently comprised of Mr. Waxman. TSSP Holdco Management manages Sixth Street Specialty Lending Advisers Holdings, LLC (“Sixth Street Adviser Holdings”). The business and affairs of Sixth Street Specialty Lending Advisers, LLC (“Sixth Street Adviser”), are managed by Adviser Holdings, the sole member of Adviser. SLX is managed by Adviser. Because (i) of the relationship between Mr. Waxman and Palette Investments, LLC, he may be deemed to beneficially own the shares of Class B common stock owned by Palette Investments, LLC; and (ii) Mr. Waxman is a member of the board of directors of TSSP Holdco Management, he may be deemed to beneficially own the shares of Class B common stock owned by SLX. Management Company is managed by its general partner, whose managing member is Alan Waxman. Because of Management Company’s relationship with Palette Investments, LLC, Management Company may be deemed to beneficially own the shares of Class B Common Stock owned by Palette Investments, LLC. The principal business address of Sixth Street Partners Management Company, L.P. is c/o Sixth Street Partners, LLC, 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201. The principal business address of Alan Waxman is c/o Sixth Street Partners, LLC, Suite 3300, 345 California Street, San Francisco, California 94104.

(5)
Consists of (a) 7,299,820 shares of Class A common stock held by ICONIQ Strategic Partners, L.P. (“ICONIQ”), (b) 1,832,109 shares of Class A common stock held by ICONIQ Strategic Partners-B, L.P. (“ICONIQ-B”), (c) 4,306,088 shares of Class A common stock held by ICONIQ Strategic Partners II, L.P. (“ICONIQ II”), and (d) 3,370,808 shares of Class A common stock held by ICONIQ Strategic Partners II-B, L.P. (“ICONIQ II-B”). ICONIQ Strategic Partners GP, L.P. (“ICONIQ GP”) is the general partner of ICONIQ and ICONIQ-B. ICONIQ Strategic Partners TT GP, Ltd. (“ICONIQ Parent GP”) is the general partner of ICONIQ GP. ICONIQ Strategic Partners II GP, L.P. (“ICONIQ GP II”), is the general partner of ICONIQ II and ICONIQ II-B. ICONIQ Strategic Partners II TT GP, Ltd. (“ICONIQ Parent GP II”) is the general partner of ICONIQ GP II. Divesh Makan and William Griffith are the sole shareholders and directors of each of ICONIQ Parent GP and ICONIQ Parent GP II and may be deemed to have shared voting, investment and dispositive power with respect to the shares held by such entities. The address from each of the person and entities named above is c/o ICONIQ Capital, 394 Pacific Avenue, 2nd Floor, San Francisco, CA 94111.

(6)
Consists of (a) 3,480,788 shares of Class A common stock held by 12 West Capital Fund LP (“12 West Onshore Fund”) and (b) 2,339,851 shares of Class A common stock held by 12 West Capital Offshore Fund LP (“12 West Offshore Fund”). 12 West Capital Management LP (“12 West Management”) serves as the investment manager to 12 West Onshore Fund and 12 West Offshore Fund and possesses the sole power to vote and the sole power to direct the disposition of all the shares held by 12 West Onshore Fund and 12 West Offshore Fund. Joel Ramin, as the sole member of 12 West Capital Management, LLC, the general partner of 12 West Management, possesses the voting and dispositive power with respect to all securities beneficially owned by 12 West Management. The address of each of the person and entities named above is 427 Tenth Avenue, 14th Floor, New York, New York 10018.

(7)
Consists of (a) 278,148 shares of Class A common stock, (b) 809,095 shares of Class B common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 19, 2022, and (c) 2,500 shares of Class B common stock issuable upon the settlement of RSUs that will vest within 60 days of April 19, 2022, in each case, held by Mr. Lazzaron.

(8)
Consists of (a) 40,329 shares of Class A common stock, (b) 806,421 shares of Class B common stock, (c) 588,020 shares of Class B common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 19, 2022, and (d) 2,500 shares of Class B common stock issuable upon the settlement of RSUs that will vest within 60 days of April 19, 2022, in each case, held by Mr. Singh.

(9)
Consists of (a)(i) 17,631 shares of Class A common stock issuable upon the settlement of RSUs that will vest within 60 days of April 19, 2022 and (ii) 1,354,167 shares of Class B common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 19, 2022, in each case, held by Mr. Chambers; and (b) 400,332 shares held by JC2 Investments LLC, of which Mr. Chambers is the founder and Chief Executive Officer.

(10)
Consists of (a) 2,237,122 shares of Class B common stock and (b) 116,667 shares of Class B common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 19, 2022, in each case, held by Mr. Dominguez.

(11)
Consists of (a) 13,420 shares of Class A common stock issuable upon the settlement of RSUs that will vest within 60 days of April 19, 2022 and (b) 181,250 shares of Class B common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 19, 2022 , in each case, held by Mr. Gillis.

(12)
Consists of (a) 12,368 shares of Class A common stock issuable upon the settlement of RSUs that will vest within 60 days of April 19, 2022 and (b) 287,500 shares of Class B common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 19, 2022, in each case, held by Ms. Kanouff.

(13)
Consists of (a) 16,700 shares of Class A common stock and (b) 45,000 shares of Class B common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 19, 2022, in each case, held by Ms. Schloss.

(14)
Consists of (a) 23,530,394 shares of Class A common stock, (b) 67,002 shares of Class A common stock issuable upon the settlement of RSUs that will vest within 60 days of April 19, 2022, (c) 77,420,029 shares of Class B common stock, (d) 11,774,530 shares of Class B common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 19, 2022 and (e) 10,000 shares of Class B common stock issuable upon the settlement of RSUs that will vest within 60 days of April 19, 2022, in each case beneficially owned in the aggregate by our directors and executive officers.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than ten percent of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. To our knowledge, based solely on our review of the copies of such forms filed with the SEC and upon written representations of the Reporting Persons received by us, we believe that the following Form 3 and Form 4s were inadvertently filed late: (i) one late Form 3 for affiliates of Sixth Street Partners, a former holder of more than ten percent of our Class A common stock, filed on August 27, 2021; (ii) two late Forms 4 for affiliates of ICONIQ Strategic Partners, a holder more than ten percent of our Class A common stock, with respect to (x) four transactions on September 14, 2021, filed on November 18, 2021; and (y) four transactions on December 27, 2021 and December 28, 2021, filed on January 18, 2022; (iii) one late Form 4 for Diane Adams, our Chief Culture and Talent Officer, with respect to one transaction on September 23, 2021, filed on November 17, 2021; (iv) one late Form 4 for Wilson Grad Conn, our former Chief Experience Officer, with respect to one transaction on September 24, 2021, filed on November 17, 2021; (v) one late Form 4 for Luca Lazzaron, our Chief Revenue Officer, with respect to transactions on August 30, 2021 and September 4, 2021, filed on November 17, 2021 and amended on April 13, 2022; and (vi) one late Form 4 for Christopher Lynch, our former Chief Financial Officer, with respect to one transaction on September 13, 2021, filed on November 17, 2021.

TRANSACTIONS WITH RELATED PERSONS
The following is a summary of transactions since February 1, 2021, to which we have been a participant in which:
•	the amount involved exceeded or will exceed $120,000, and
•
any of our directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Relationship with Lyearn
We have engaged Lyearn Inc. (“Lyearn”), a learning management system company that is wholly owned by Ragy Thomas, our Founder, Chairman and Chief Executive Officer, in connection with the provision of digital training services to our employees and certain Sprinklr customers. Since February 1, 2021, we have paid approximately $0.5 million to Lyearn in connection with the provision of these services.
Voicezen Intellectual Property Purchase
In September 2021, we entered into a purchase agreement with Voicezen India Private Limited (“Voicezen”) to purchase certain intellectual property and trademarks. At the time of the transaction, Pavitar Singh, our Chief Technology Officer, held approximately 22% of the equity interests in Voicezen. In connection with the acquisition of such intellectual property and trademarks, we paid to Voicezen a purchase price of approximately $3.7 million.
Equity Grants to Directors and Executive Officers
We have granted stock options to certain of our directors and executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers, see the sections titled “Executive Compensation” and “Non-Employee Director Compensation.”
H&F Letter Agreement
In October 2020, in connection with our issuance and sale of Series G-1 Preferred Stock and Series G-2 Preferred Stock, we entered into a letter agreement with H&F Splash Holdings IX, L.P., a holder of more than 5% of our capital stock, pursuant to which H&F Splash Holdings IX, L.P. is entitled to nominate one individual for election to our board of directors and to serve as a member of the audit committee and the compensation committee of our board of directors.
Employment Agreements
We have entered into employment agreements with our executive officers. For more information regarding employment agreements with our named executive officers, see the section titled “Executive Compensation—Employment Arrangements.”
Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and Bylaws also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them. For more information regarding these agreements, see the section titled “Executive Compensation—Limitations on Liability and Indemnification Matters.”
Policies and Procedures for Transactions with Related Persons
We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our board of directors or our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, in which such person would have a direct or indirect interest, must be presented to our board of directors or our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our board of directors or our audit committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will likely be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to us via email at ir@sprinklr.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,

Daniel Haley
General Counsel and Corporate Secretary
May 6, 2022
We have filed our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders also can access this proxy statement and our Annual Report on Form 10-K at investors.sprinklr.com. A copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 also is available without charge upon written request to us via email at ir@sprinklr.com.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT on June 15, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CXM2022**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT on June 15, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D81462-P68057 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPRINKLR, INC.

The Board of Directors recommends that you vote FOR each of the following director nominees:

Nominees:	**For**	**Withhold**
1a. Matthew Jacobson	☐	☐
1b. Ragy Thomas	☐	☐

The Board of Directors recommends that you vote FOR the following proposal:

NOTE: At their discretion, the proxies are authorized to transact such other business as may properly come before the 2022 Annual Meeting and any adjournments, continuations or postponements thereof.

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D81463-P68057

SPRINKLR, INC.
Annual Meeting of Stockholders
June 16, 2022 10:00 a.m. EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Daniel Haley and Manish Sarin, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to stand for election), all of the shares of Sprinklr, Inc.'s Class A common stock and/or Class B common stock, as the case may be, which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the 2022 Annual Meeting of Stockholders to be held at 10:00 a.m. EDT on June 16, 2022, at www.virtualshareholdermeeting.com/CXM2022, and any adjournments, continuations or postponements thereof, with all powers that the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS, CONTINUATIONS OR POSTPONEMENTS THEREOF.

(Continued and to be marked, dated and signed on the other side)